                                                                   Exhibit 11.1

                           METACREATIONS CORPORATION
                      STATEMENT REGARDING COMPUTATION OF
                      NET INCOME (LOSS) PER COMMON SHARE
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                    THREE MONTHS ENDED                     NINE MONTHS ENDED
                                                       SEPTEMBER 30,                         SEPTEMBER 30,
                                                 ------------------------             --------------------------
                                                    1997          1996                   1997            1996
                                                 ------------------------             --------------------------
PRIMARY AND FULLY DILUTED (1)


Weighted average shares outstanding for
 the period...............................          23,175      20,649                   22,757         20,488

Common equivalent shares, including items
 pursuant to Staff Accounting Bulletin
 No. 83...................................           1,678       2,078                       --          2,253
                                                 ------------------------             --------------------------
Shares used in per share calculation......          24,853      22,727                   22,757         22,741
                                                 ========================             ==========================

Net income (loss).........................         $ 3,605     $ 2,785                  $(9,181)       $ 4,820
                                                 ========================             ==========================

Net income (loss) per common share........         $  0.15     $  0.12                  $ (0.40)       $  0.21
                                                 ========================             ==========================


(1)  Primary and fully diluted calculations are substantially the same.